JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1) of the Securities
 Exchange Act of 1934, as amended, the undersigned agree to the joint filing on behalf of each of them of a Statement on
Schedule 13G (including any and all amendments thereto) with respect to the common stock of RLJ Entertainment, Inc., and further agree that this Agreement shall be included as an exhibit to such joint filings.This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original instrument, but all of such counterparts together shall constitute but one agreement.

In evidence thereof the undersigned, being duly authorized, hereby execute this Agreement as of this February 13, 2015.


 	JH EVERGREEN MANAGEMENT, LLC

 	By:	/s/ TODD FORREST
 	Name: Todd Forrest
 	Title: Chief Financial Officer


 	JH EVERGREEN FUND, L.P.

 	 	By: JH Evergreen Management, LLC
 	 	Its: General Partner

 	 	By:	/s/ TODD FORREST
 	 	Name: Todd Forrest
 	 	Title: Chief Financial Officer

 	JH INVESTMENT PARTNERS III, L.P.

 	 	By: JH Evergreen Management, LLC
 	 	Its: General Partner

 	 	By:	/s/ TODD FORREST
 	 	Name: Todd Forrest
 	 	Title: Chief Financial Officer

 	JH INVESTMENT PARTNERS GP FUND III, LLC

 	 	By: JH Evergreen Management, LLC
 	 	Its:  Manager

 	 	By:	/s/ TODD FORREST
 	 	Name: Todd Forrest
 	 	Title: Chief Financial Officer

 	JOHN C. HANSEN

 	/s/ JOHN C. HANSEN
 	John C. Hansen